EXHIBIT 32.1

CERTIFICATION

I, Brian F. Lavin, President of NTS Capital Corporation, the general partner of NTS-Properties Associates VI, the general partner of NTS-Properties VI, a Maryland limited partnership (the “Partnership”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.

The quarterly report on Form 10-Q of the Partnership for the period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: August 16, 2004

/s/ Brian F. Lavin

President of NTS Capital Corporation,
General Partner of NTS-Properties Associates VI,
General Partner of NTS-Properties VI, a Maryland limited partnership

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.